UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 30, 2008

EPICEPT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51290	52-1841431
(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, NY	10591
(Address of Principal Executive Offices)	(Zip Code)

(914) 606-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2008, EpiCept Corporation (the “Company”) and John V. Talley, the Company’s Chairman, President and Chief Executive Officer, entered into an amendment to Mr. Talley’s existing employment agreement. The amendment was intended to bring Mr. Talley’s employment agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and final Department of Treasury regulations issued thereunder (collectively, “Section 409A”). A copy of the amended employment agreement is attached hereto as Exhibit 10.1, which is incorporated herein in its entirety.

On December 30, 2008, the Company and Robert W. Cook, the Company’s Senior Vice President and Chief Financial Officer, entered into an amendment to Mr. Cook’s existing employment agreement. The amendment was intended to bring Mr. Cook’s employment agreement into compliance with Section 409A. A copy of the amended employment agreement is attached hereto as Exhibit 10.2, which is incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Employment Agreement, by and between EpiCept Corporation and John V. Talley, dated as of December 30, 2008.

10.2	First Amendment to Employment Agreement, by and between EpiCept Corporation and Robert W. Cook, dated as of December 30, 2008.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

By:	/s/ Robert W. Cook
Name:	Robert W. Cook
Title:	Senior Vice President and Chief Financial Officer

Date: January 5, 2009

3

EXHIBIT INDEX

No.	Description

10.1	First Amendment to Employment Agreement, by and between EpiCept Corporation and John V. Talley, dated as of December 30, 2008.

10.2	First Amendment to Employment Agreement, by and between EpiCept Corporation and Robert W. Cook, dated as of December 30, 2008.

4